UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008

Santander BanCorp
(Exact name of Registrant as specified in its charter)

Commonwealth of Puerto Rico	001-15849	66-0573723
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or organization)		Identification No.)
207 Ponce de León Avenue
San Juan, Puerto Rico 00917
Address of Principal Executive Offices,
Including Zip Code
(787) 777-4100
Registrant’s telephone number,
including area code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 13, 2008, Santander BanCorp (the “Company”) filed a current report on Form 8-K announcing that Carlos M. García had resigned from his position as Senior Executive Vice President, Chief Operating Officer and member of the Board of Directors of the Company, and as President of Banco Santander Puerto Rico (“Banco Santander”). Mr. García’s decision followed his nomination as President and Chairman of the Board of Directors of the Government Development Bank for Puerto Rico, announced on November 13, 2008 by Puerto Rico’s Governor-elect. In that instance, the Company announced that Mr. García’s resignation would become effective upon the formal confirmation of his nomination by the Board of Directors of the GDB. The Company now announces that Mr. García’s resignation became effective December 31, 2008.
     In connection with Mr. García’s departure, Mr. García, the Company, Banco Santander and Santander Overseas Bank, Inc., an affiliate of the Company (“Santander Overseas”), entered into an agreement setting forth the terms of Mr. García’s separation from the Company. Under the agreement, Mr. García will receive severance compensation in the form of a lump sum payment of $900,000. Of the amounts payable under the agreement, Banco Santander will pay $350,000 and Santander Overseas will pay $550,000. As part of the agreement, Mr. García has provided a general release to the Company for any claims he might have against the Company or any of its affiliates. Mr. García will be subject to certain confidentiality and non-disclosure obligations.
     Mr. García will continue to be eligible to receive his vested benefits under the Company’s employee savings plan and certain benefits under the Company’s welfare benefit plan. In addition, Mr. García will be eligible to receive incentive compensation under the long-term incentive plans of Banco Santander, S.A., the Company’s ultimate parent (“BSSA”), for fiscal periods ending on or before December 31, 2009, subject to and in accordance with the terms of each such plan. Payouts under the plans depend on the performance of BSSA and its consolidated entities, including the Company, over the corresponding plan years, compared to that of a peer group of international financial institutions determined by BSSA. Additional information regarding the long-term incentive plans of BSSA, in which certain of the Company’s executive officers, including Mr. García, are eligible to participate, is included in the proxy statement used in connection with the Company’s 2008 annual stockholders meeting, which was filed with the U.S. Securities and Exchange Commission on March 24, 2008, and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SANTANDER BANCORP

	By:	/s/ Rafael S. Bonilla

Rafael S. Bonilla Senior Vice President and General Counsel
Date: January 7, 2009

3